UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported):    April 28, 2005

CBD Media Holdings LLC

(Exact name of registrant as specified in its chapter)

Delaware	333-121185	03-0395275

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Plum Street, Suite 900

Cincinnati, Ohio 45202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 397-6794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement*

On April 25, 2005, CBD Media LLC, the wholly-owned subsidiary of CBD Media Holdings LLC, amended its Printing and Binding Agreement with Quebecor World Directory Sales Corporation (the “Amendment”). The Amendment extends CBD Media’s engagement of Quebecor for all of CBD Media’s printing services, including white pages and miscellaneous pre-press plating, presswork, binding and other services for each of CBD Media’s directories for all of its current and new yellow pages directory titles, through December 31, 2011. At that time, the contract may be extended by mutual agreement for up to two additional single-year terms. The original contract with Quebecor commenced on January 1, 1999 and was due to expire on December 31, 2007. The Amendment also provides certain pricing improvements for CBD Media which will be instituted in the 2005 manufacturing cycle and extended through the term of the Amendment. The parties believe the pricing improvements better reflect prevailing market pricing and more accurately capture the efficiencies of the pre-press and printing processes.

* The information in this Item 1.01 of Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 1.01 shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 28th day of April 2005.

CBD MEDIA HOLDINGS LLC

By:	/s/ John P. Schwing
Name: Title:	John P. Schwing Chief Financial Officer